UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2012

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 14, 2012, Mr. Yongfei Jiang resigned as the Chief Financial Officer, Treasurer and Secretary of Sutor Technology Group Limited (the “Company”), effective immediately. Mr. Jiang’s resignation was due to personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jiang will continue to serve as the Company’s director. On the same date, the Board of Directors of the Company appointed Mr. Naijing Zhou as the Company’s Chief Financial Officer, effective immediately.

Mr. Zhou has been the Company’s Vice President of Finance since February 1, 2010. Before that, Mr. Zhou served as Executive Vice President and Chief Financial Officer at Rich Fields Investment, Ltd., a private equity investment firm since 2008. From April 2007 to July 2008, Mr. Zhou worked as international research analyst at Roth Capital Partners, a full service U.S. banking firm. Before joining Roth Capital, Mr. Zhou worked for seven years as principal financial planner and principal financial analyst at American Electric Power, where he was responsible for strategic planning, financial planning and analysis, and corporate development. Prior to that, he worked for the Wing Group as financial analyst and U.S. Global Investors as senior research analyst and co-managed mutual fund investments. Mr. Zhou received both a Ph.D. in Energy and Mineral Resources and an MBA degree from the University of Texas at Austin, and a B.Sc. in Petroleum Engineering from China Petroleum University. He also holds the Chartered Financial Analyst (CFA) designation.

On December 14, 2012, the Company and its subsidiary, Sutor Steel Technology Co., Ltd. entered into an employment agreement with Mr. Zhou, under which Mr. Zhou will receive an annual salary of RMB 696,000 (approximately $111,360). In addition, the Company granted Mr. Zhou 50,000 restricted shares of the Company’s common stock under the Company’s 2009 Equity Incentive Plan, which shares will vest on the first anniversary of the grant date. The term of the Employment Agreement is for one year, which will be renewed automatically when it expires unless the employment is terminated by the parties. Mr. Zhou’s employment with the Company is at-will and can be terminated by either party at any time with or without cause, and with or without notice.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Employment Agreement and is qualified in its entirety by reference to the provisions of such agreement attached to this report as Exhibit 10.1.

There is no family relationship exists between Mr. Zhou and any directors or executive officers of the Company. In addition, there has been no transaction, no is there any currently proposed transaction between Mr. Zhou and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of a December 17, 2012 press release announcing Mr. Zhou’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

Item 8.01. Other Information.

On December 14, 2012, the Company also appointed Mr. Zhuo Wang, the current Director of Investor Relations of the Company, as its Treasurer and Secretary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated December 14, 2012, by and among the Company, Sutor Steel Technology Co., Ltd. and Naijing Zhou.
99.1	Press Release, dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: December 19, 2012

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated December 14, 2012, by and among the Company, Sutor Steel Technology Co., Ltd. and Naijing Zhou.
99.1	Press Release, dated December 17, 2012